As filed with the Securities and Exchange Commission on February 12, 2002
                                                      Registration No. 333-_____
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                              iBIZ TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)

           Florida                                       86-0933890
(State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                           1919 West Lone Cactus Drive
                             Phoenix, Arizona 85021

               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------

                  ---------------------------------------------
                          Kenneth Schilling, President
                           1919 West Lone Cactus Drive
                             Phoenix, Arizona 85021

                     (Name and address of agent for service)
                                 (623) 492-9200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------

                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered(1)    Per Share(2)      Price(2)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock      60,520,418      $0.01             $605,204.18       $144.64
         $.001 par value per share


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2002 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of iBIZ Technology Corp.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of iBIZ Technology Corp. on January 4, 2002.

                                EXPLANATORY NOTE

     This Amendment is being filed to correct a Selling Shareholder's name. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of iBIZ Technology Corp.

Prospectus

                              iBIZ TECHNOLOGY CORP.

                        60,520,418 SHARES OF COMMON STOCK


                             issued pursuant to the

                            2002 STOCK INCENTIVE PLAN


         This prospectus relates to the sale of up to 60,520,418 shares of common stock of iBIZ Technology Corp. offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to our 2002 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "iBIZ." On January 4, 2002, the closing sale price of the common stock was $0.01 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is January 7, 2002.

                                TABLE OF CONTENTS

                                                                                                 Page

Prospectus Summary                                                                               5
Risk Factors                                                                                     6
Selling Stockholders                                                                             10
Plan of Distribution                                                                             12
Interests of Named Experts and Counsel                                                           13
Incorporation of Certain Documents by Reference                                                  13
Disclosure of Commission Position on Indemnification For Securities Act Liabilities              13
Available Information                                                                            14


                               Prospectus Summary
General Overview


         iBIZ is primarily engaged in the distribution of personal digital assistant accessories, but also provides many other goods and services. Founded in 1979 by our President Ken Schilling, iBIZ has been in the computer industry for over twenty years.

       Our principal offices are located at 1919 West Lone Cactus Drive, Phoenix, Arizona 85021, and our telephone number is (623) 492-9200. Our web site is located at www.iBIZcorp.com. iBIZ was formed under the laws of the state of Florida.


This Offering


Shares of common stock outstanding prior to this offering.......................107,006,500

Shares offered in this prospectus............................................... 60,520,418

Total shares outstanding after this offering....................................167,526,918

Use of proceeds.................            We will not receive any proceeds
                                            from the sale of the shares of
                                            common stock offered in this
                                            prospectus.

Other Concurrent Offerings

         In addition to the shares of common stock offered by this prospectus, we have other prospectuses which, in the aggregate, offer up to 300,000,000 shares of common stock.

         Risk Factors

         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

         We Have A History Of Losses and Anticipate Future Losses Which will Compel us to Seek Additional Capital

         For the fiscal year ended October 31, 1999, we sustained a loss before other income (expense) of approximately $1,074,180 and for the fiscal year ended October 31, 2000, we sustained a loss before other income (expense) of $3,570,789. Future losses are anticipated to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

         Since December 1, 1999, we have raised approximately $6,549,723 through the sale of convertible debentures, convertible notes, common stock and warrants to various investors. If we are unable to raise additional funds when necessary, we may have to reduce planned expenditures, scale back our product developments, sales or other operations, lay-off employees and enter into financing arrangements on terms that we would not otherwise accept or be forced into insolvency.

         We Have a Limited Product Range Which Must be Expanded in Order to Effectively Compete

         To effectively compete in our industry, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our e-commerce distribution channels. At the present time, we have no other products in the development process. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.

         We Have Few Proprietary Rights, the Lack of Which May Make it Easier for our Competitors to Compete Against Us.

         We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies.

         "Penny Stock" regulations may impose certain restrictions on marketability of our stock, which may affect the ability of holders of our common stock to sell their shares.

         The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:


o the commission payable to both the broker-dealer and the registered representative,
o        current quotations for the securities, and
o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.


         If we are required for any reason to repay the $649,723 of convertible notes we issued from June 2001 through October 2001, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

         In June, July, August and October 2001, we issued $649,723 principal amount of convertible notes. The convertible notes are due and payable, with 8% interest, in June, July, August and October 2002, respectively, unless sooner converted into shares of our common stock. In addition, any event of default as described in the convertible notes could require the early repayment of the convertible notes, including a default interest rate of 20% on the outstanding principal balance of the note if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible notes. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

The continuously adjustable conversion price feature of our $649,723 principal amount convertible notes may encourage the note holders to make short sales of our common stock, which could have a depressive effect on the price of our common stock and could require us to issue a substantially greater number of shares.

         The convertible notes which we issued in June, July, August and October 2001 are convertible into shares of our common stock at a 20% discount to the trading price of the common stock either prior to the issuance of the notes or prior to the conversion, whichever is lower. The conversion feature may encourage the note holders to make short sales of the common stock prior to their conversions. Such sales could significantly depress the price of the common stock, allowing the note holders to convert into a substantially larger number of shares of common stock. For instance, if the price of our common stock was $0.02 per share, we would be obligated to issue 57,125,075 shares. If the price of our common stock fell to $0.01, we would be obligated to issue 91,560,605 shares. Our obligation to issue shares upon conversion is essentially limitless.

Our Commitments To Issue Additional Common Stock May Dilute The Value Of Your Stockholdings, Adversely Affect The Market Price Of Our Common Stock And Impair Our Ability To Raise Capital.

         We currently have outstanding commitments in the form of convertible notes and warrants to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments are included in this prospectus and thus will be freely tradable. Furthermore, the number of shares issuable upon conversion of these securities is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will be required to issue additional shares upon conversion. There is essentially no limit to the number of shares that we may be required to issue.

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the notes, based on the market prices 25%, 50% and 75% below the current market value of $0.02:

              Price Per Share           Discount of 20%       Number of Shares Issuable
                                        ---------------       -------------------------
              .0150                     .0120                 54,126,917
              .0100                     .0080                 81,190,375
              .0050                     .0040                 162,380,750

         As illustrated, the number of shares of common stock issuable upon conversion of the outstanding convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

         An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

                              Selling Stockholders

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     Shares Beneficially Owned                                  Shares Beneficially Owned
                                       Prior to the Offering                                        After the Offering
                                                                          Total
             Name                     Number            Percent       Shares Offered        Number                Percent

Kenneth Schilling, President             8,200,000             7.1%         8,200,000                 0              -
and Director
Mark Perkins, Vice President             5,600,000             5.0%         5,600,000                 0              -
of Operations and Director
Terry Ratliff, Vice                      5,600,000             5.0%         5,600,000                 0              -
President, Chief Financial
Officer, and Secretary
Janine Notti(1)                          2,750,000             2.6%         2,750,000                 0              -
Martin Hussey(1)                         2,000,000             1.8%         2,000,000                 0              -
Michael Matthews(1)                      2,000,000             1.8%         2,000,000                 0              -
Paul Russo(1)                            1,350,000             1.2%         1,350,000                 0              -
Frank Ligammari(1)                       1,260,000             1.1%         1,260,000                 0              -
Dori Gerber(1)                           1,100,000             1.0%         1,100,000                 0              -
Steve Spriggs(1)                           100,000                *           100,000                 0              -
Phil Senff(1)                            5,000,000             4.6%         5,000,000                 0              -
Wayne Benner(1)                            500,000                *           500,000                 0              -
James Jefferson(1)                         506,250                *           506,250                 0              -
Anthony Morrison(1)                        650,000                *           650,000                 0              -
Kim Senff(1)                               462,500                *           462,500                 0              -
Dara Graffeo(1)                            691,668                *           691,668                 0              -
Stephen Prince                           5,000,000             4.5%         5,000,000                 0              -
Eugene Heller                            6,000,000             5.3%         6,000,000                 0              -
Gregory Sichenzia(2)                     2,275,000             2.9%         2,275,000                 0              -
Mark Ross(2)                             2,275,000             2.9%         2,275,000                 0              -
Richard Friedman(2)                      2,275,000             2.9%         2,275,000                 0              -
Michael Ference(2)                       2,275,000             2.9%         2,275,000                 0              -
Thomas Rose(2)                             900,000                *           900,000                 0              -
Noelle Tutunjian                           750,000                *           750,000                 0              -
Terri Bertucci (1)                         900,000                *           900,000                 0              -
         * Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1)      Employee of iBiz Technology Corp.
(2)      Partner in the law firm of Sichenzia, Ross, Friedman & Ference LLP.

                              Plan of Distribution

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     Interests of Named Experts and Counsel

         The balance sheet and financial statements of iBIZ Technology, Corp. for the years ended October 31, 1999 and 2000 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Moffitt & Company, P.C., independent certified public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia, Ross, Friedman & Ference, LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of such firm have received shares of common stock, for services rendered, which are registered hereunder.

                      Information Incorporated by Reference

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

o Reference is made to the Registrant's prospectus relating to its registration statement on Form SB-2, as filed with the SEC on December 4, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on January 29, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on September 14, 2001, which is hereby incorporated by reference.


         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Kenneth Schilling, President, iBIZ Technology Corp., 1919 West Lone Cactus Drive, Phoenix, AZ 85021.

     Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, iBIZ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     Additional Information Available to You

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        60,520,418 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                 January 7, 2002

                                     PART I

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2002 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange CommissionSEC (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and the 2002 Stock Incentive Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2002 Stock Incentive Plan are available without charge by contacting:

                          Kenneth Schilling, President
                           1919 West Lone Cactus Drive
                             Phoenix, Arizona 85021
                                 (623) 492-9200


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's prospectus relating to its registration statement on Form SB-2, as filed with the SEC on December 4, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on January 29, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on September 14, 2001, which is hereby incorporated by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The balance sheet and financial statements of iBIZ Technology, Corp. for the years ended October 31, 1999 and 2000 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Moffitt & Company, P.C., independent certified public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia, Ross, Friedman & Ference, LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of such firm have received shares of common stock, for services rendered, which are registered hereunder.

Item 6.  Indemnification of Directors and Officers.

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         In January 2002, the Registrant issued an aggregate of 60,520,418 shares of Common Stock to employees, consultants and vendors in exchange for services. The shares were issued in reliance on Section 4(2) of the Securities Act.


Item 8.  Exhibits.

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

         EXHIBIT
         NUMBER   EXHIBIT

         4.1               2002 Stock Incentive Plan.

         5.1               Opinion of Sichenzia Ross, Friedman & Ference LLP

         23.1              Consent of Moffitt & Company, P.C.

         23.2              Consent of Sichenzia Ross, Friedman & Ference LLP is contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).


Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange CommissionSEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on February 12, 2002.


                                                     iBIZ TECHNOLOGY CORP.


                                              By:/s/ KENNETH W. SCHILLING
                                                     Kenneth W. Schilling,
                                                     President,
                                                     Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on February 12, 2002.

                                              By:/s/ KENNETH W. SCHILLING
                                                     Kenneth W. Schilling,
                                                     President,
                                                     Director

                                               By:/s/ MARK H. PERKINS
                                                      Mark H. Perkins,
                                                      Vice President of
                                                      Operations, Director


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